EXHIBIT 10.25


                              EMPLOYMENT AGREEMENT

          AGREEMENT   by  and  between   Dictaphone   Corporation,   a  Delaware
corporation (the "Company"), and Robert Schwager (the "Executive"), dated as of the 1st day of June, 1999.

          WHEREAS, the Executive is currently employed by the Company in an executive position of importance to the business and prospects of the Company; and

          WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to secure the services of the Executive on a full-time basis in the position, and for the period set forth below, and the Executive desires to continue to serve in such capacity.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on June 1, 1999, and ending on May 31, 2001 (the "Employment Period"). The Employment Period may be renewed as provided in
Section 11 hereof.

          2. POSITION AND DUTIES. (a) The Executive shall serve as Senior Vice President and General Manager - Voice Systems of the Company, reporting to the Chief Operating Officer of the Company, with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may be assigned to the Executive from time to time by the Company.

               (b) The Executive's services shall be performed at the Company's headquarters in Stratford, Connecticut, subject to such business travel as may be required from time to time.

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          3.  COMPENSATION.  (a) BASE SALARY.  During the Employment Period, the
Executive shall receive a base salary (the "Annual Base Salary") at the annual rate of $285,000. The Annual Base Salary shall be payable in accordance with the Company's payroll practices as in effect from time to time, subject to applicable taxes and withholding. During the Employment Period, the Annual Base Salary shall be reviewed for possible merit increases at least annually, on or about December 1. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

               (b) ANNUAL BONUS. In addition to the Annual Base Salary, for each calendar year or portion of a calendar year during the Employment Period, the Executive shall be eligible to earn an annual performance bonus (the "Annual Bonus") pursuant to the Company's management incentive bonus programs, as in effect from time to time. In the event of a "Change of Control" (as defined herein), the Annual Bonus shall be paid immediately to Executive on a pro-rated basis as calculated pursuant to the formula set forth in Section 5(a)(i)(A)(2) hereof.

               (c) BENEFITS. During the Employment Period:(i) the Executive shall be entitled to participate in all stock incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as made available to other key executives as a group; and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as made available to other key executives as a group.

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               (d) FRINGE BENEFITS.  During the Employment Period, the Executive
shall be entitled to paid vacation, car allowance (not less than is in effect as of the date hereof) and such other benefits as shall be made available to other key executives as a group from time to time. In addition, during the term of the Employment Period, the Company shall procure and maintain term life insurance in the amount of One Million ($1,000,000) dollars for Executive, payable to the Executive's designated beneficiary.

          4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's "Disability" (as herein defined) during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of six (6) months, or for a total of 180 days in any given period of twelve (12) months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive is able to, and does, return to full-time performance of the Executive's duties before the Disability Effective Date.

               (b) BY THE COMPANY. (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" means:

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                    A. (i) the repeated  failure or refusal of the  Executive to perform the Executive's material duties or responsibilities under this Agreement (other than as a result of physical or mental illness or injury) or (ii) the engaging by the Executive in gross misconduct or dishonesty that is materially injurious to the Company; PROVIDED THAT in the case of conduct covered by subclause (i) the Company shall give written notice to the Executive at least ninety (90) days prior to such termination of the Company's intent to terminate, which notice shall set out in detail the ways in which Executive has failed to perform such duties and/or responsibilities, and Executive shall have failed to cure such failure prior to the expiration of such 90-day period;

                    B. any fraud, embezzlement or other dishonesty or breach of business ethics by the Executive that could likely adversely affect the Company's business or reputation;

                    C. the Executive's conviction of a felony or entering into a plea of nolo contendere with respect to a felony; or

                    D. failure by the Executive to provide sixty (60) days advance written notice of resignation (other than in connection with a termination as a result of "Good Reason" (as hereinafter defined)).

                         (ii) A  termination  of  employment  by the Company for
Cause shall be effectuated by giving the Executive written notice ("Notice of Termination for Cause") of the termination, setting forth the conduct of the Executive that constitutes Cause. Except as provided in subclause A of Section 4(b)(i) above, a termination of employment by the Company for Cause shall be effective on the date when the Notice of Termination for Cause is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).


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                         (iii) A termination  of the  Executive's  employment by
the Company without Cause shall be effected by giving the Executive written notice of the termination.

               (c) BY THE EXECUTIVE FOR GOOD REASON. (i) For purposes of this Agreement, "Good Reason" means:

                    A. the assignment to the Executive of any duties and/or responsibilities inconsistent in any respect with paragraph (a) of Section 2 of this Agreement (including but not limited to a material reduction in responsibilities, rank or reporting relationship), other than actions that are not taken in bad faith and are remedied by the Company within twenty (20)
business days after receipt of written notice thereof from the Executive, provided however that, notwithstanding the foregoing, the appointment by the Company of a Chief Financial Officer or a Chief Technical/Engineering Officer, and the assignment to such individuals of duties customarily associated with such positions, shall not be deemed to be "Good Reason" hereunder;

                    B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within twenty (20) business days after receipt of written notice thereof from the Executive;

                    C. any failure by the Company to comply with Section 10(c) of this Agreement;

                    D. the Company's requiring the Executive to be based at any office or location more than a reasonable commuting distance from the Company's executive headquarters as of the date hereof; or


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

                    E. following the occurrence of a "Change of Control" of the Company (as defined below) (i) the occurrence, within two (2) years of the date of the Change of Control, of any event that would otherwise constitute "Good Reason" within the provisions of Section 4(c)(A)-(D) hereof, or (ii) a termination by the Executive, at the Executive's own initiative, for any reason during the four (4) month period immediately following the first twelve (12) month period following the date of the Change of Control. For purposes of this Agreement, "Change of Control" means the happening of any of the following events:

                         (1) An acquisition by any  individual,  entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section 4(c); or

                         (2) A change in the  composition of the Board such that
the individuals who, as of the first day of the Employment Period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board")


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cease for any reason to constitute  at least a majority of the Board;  PROVIDED,
HOWEVER, for purposes of this Section 4(c), that any individual who becomes a member of the Board subsequent to such date, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; PROVIDED FURTHER, however, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                         (3) The approval by the  shareholders of the Company of
a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the


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same  proportions  as  their  ownership,  immediately  prior  to such  Corporate
Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                         (4)  The  sale  or  spin-off  of any  of the  Company's
divisions or operations which in part, or in the aggregate, generated at least 30% of the Company's most recent annual revenues; or

                         (5) The approval by the  shareholders of the Company of
a complete liquidation or dissolution of the Company; or

                         (6) Stonington  Capital  Appreciation  1994 Fund,  L.P.
ceases to beneficially control or own more than 50% of the Outstanding Company Common Stock (other than as a result of (i) sales of Company Common Stock to the public by the Company or Stonington or (ii) distributions by Stonington to its partners).


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

                    (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth the conduct of the Company that constitutes Good Reason. Such Notice of Termination for Good Reason may be given by Executive not later than one hundred fifty (150) days (four (4) months in the event of Change of Control) following the circumstance giving rise to a "Good Reason" termination right hereunder. A termination of employment by the Executive for Good Reason shall be effective on the thirtieth
(30th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

               (d) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

               (e) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause or the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

          5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) OTHER THAN FOR CAUSE OR DEATH; GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, or the Executive terminates his employment for Good Reason, the Company shall pay the amounts,


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and continue the benefits described, in subparagraph (i) below to the Executive.
The payments provided pursuant to this Section 5(a) are intended as severance payments for a termination of the Executive's employment by the Company other than for Cause or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason and shall be the sole and exclusive remedy therefor; PROVIDED FURTHER that as a condition precedent for such payments the Executive shall execute and deliver a general release of all claims (other than any claims or rights pursuant to stockholders agreements, stock option incentive and other benefit plans, as provided in Section 6 hereof) against the Company, in form and substance satisfactory to the Company.

                    (i) The amounts to be paid as described above are:

                         A. The  Executive's  earned and accrued but unpaid cash
compensation, in the form of a lump-sum payment, to be paid within thirty (30) days after the Date of Termination, which shall equal the sum of (1) any portion of the Executive's Annual Base Salary earned through the Date of Termination that has not yet been paid, (2) an amount equal to the Annual Bonus that would have been paid for the fiscal year in which the Date of Termination occurs, calculated as if all goals had been achieved at the expected level (the "Annual Bonus Amount"), times a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (3) any compensation previously deferred by the Executive pursuant to this Agreement or otherwise that has not yet been paid, and the immediate payment of which is otherwise permitted by applicable plan documents; and (4) any accrued but unpaid Annual Bonuses and vacation pay (the amounts set forth in subclauses (1)-(4) constitute the "Accrued Obligations"); and


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                         B. (I) In the event that such  termination is effective
prior to the occurrence of a Change of Control, a payment payable in equal amounts in accordance with the Company's standard payroll practices over a twenty-four (24) month period of an amount equal to the product of (x) two (2) times (y) the sum of (a) the Annual Base Salary and annual car allowance as of the Date of Termination (the "Final Base Salary") and (b) an amount equal to thirty (30%) percent of the Final Base Salary;

                              (II)  In  the  event  that  such   termination  is
effective at any time following the occurrence of a Change of Control (or in connection with a Change of Control), a payment payable in equal amounts in accordance with the Company's standard payroll practices over a twenty-four (24) month of an amount equal to the product of (x) three (3) times (y) the sum of
(a) the Final Base Salary and (b) an amount equal to the higher of (w) fifty (50%) percent of Final Base Salary and (z) a percentage of Final Base Salary equal to the highest percentage Annual Bonus paid to, or earned by, the Executive during any of three (3) years immediately prior to the Date of Termination.

                         C. The  benefits to be  continued  are  benefits to the
Executive and/or the Executive's family at least as favorable as those that would have been provided to them under Section 3(c) of this Agreement if the Executive's employment had continued through the end of the Employment Period or for two years, whichever is greater; PROVIDED, HOWEVER, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this Section 5(a)(c) may be made secondary to those provided under such other plan.

                         D. The Company shall,  at its sole expense as incurred,
provide the Executive with outplacement services, the scope and provider of which shall be selected by the Executive in the Executive's sole discretion, but the cost thereof shall not exceed $40,000 in any nine (9) month period; provided


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that the  Executive  may elect,  upon prior  written  notice to the Company,  to
receive  a  lump-sum   payment  of  $40,000  subject  to  applicable  taxes  and
withholding, in lieu of outplacement services hereunder.

                         E. To the extent not theretofore paid or provided,  the
Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump-sum payment (subject to applicable taxes and withholding) within thirty (30) days after the Date of Termination, and the Company shall have no further obligations under this Agreement. If Executive's employment is terminated by reason of Disability, Executive shall be entitled to receive disability benefits at the expiration of the severance payments, to the extent available under the Company's benefit plans; in the event of conflict between the severance benefits hereunder and long-term disability benefits payable under the Company's plans, Executive shall have the right to choose between them if such benefits are mutually exclusive.

               (c) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, or if the Executive terminates his employment during the Employment Period other than for Good Reason, the Company shall pay the Executive, in a lump-sum payment (subject to applicable taxes and withholding) within thirty (30) days of the Date of Termination, any earned and unpaid Annual Base Salary through the Date of Termination, and the Company shall have no further obligations under this Agreement.


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          6. NON-EXCLUSIVITY OF RIGHTS.  Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

          7. NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in this Agreement, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

          8. CONFIDENTIAL INFORMATION; NONCOMPETITION. The Executive acknowledges that his employment by the Company will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further


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acknowledges  that the services to be performed  under this  Agreement  are of a
special,   unique,  unusual,   extraordinary  and  intellectual  character.  The
Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

               (a) The Executive, at all times during the Employment Period and thereafter, shall hold in a fiduciary capacity for the benefit of the Company all secret, trade, proprietary or confidential information, knowledge or data relating to the Company or any of its affiliated companies and shareholders, and their respective businesses, that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8(a)) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. The Executive shall deliver promptly to the Company on termination of the Executive's employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company and which the Executive may then posses or have under the Executive's control.


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               (b) During the "Noncompetition  Period," the Executive shall not, without the prior written consent of the Board, engage in or become associated with a "Competitive Activity." For purposes of this Section 8(b): (i) the "Noncompetition Period" means the period commencing on the first date upon which the Executive is employed by the Company, and ending on the two-year anniversary of the date upon which Executive's employment with the Company is terminated for any reason; (ii) a "Competitive Activity" means any business or other endeavor that engages in any line of business in any geographic location that is substantially the same as either (i) any line of operating business which the Company engages in, conducts, or, to the knowledge of the Executive, has definitive plans to engage in or conduct, or (ii) any operating business that is engaged in or conducted by the Company and as to which, to the knowledge of the Executive, the Company covenants in writing, in connection with the disposition of such business, not to compete therewith; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, investor, employee, officer, director, consultant, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Employment Period, and thereafter, in not more than five percent of the equity of any publicly traded entity engaged in a Competitive Activity, if such equity is
listed  on  a  national   securities   exchange  or   regularly   traded  in  an
over-the-counter market.

               (c) During the Noncompetition Period, the Executive shall not, on his or her own behalf or on behalf of any other person, firm or entity (x) directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Company to terminate his or her employment with the Company, or to provide any assistance whatsoever to any person, firm or entity engaged in a Competitive Activity, or (y) employ, or cause any business or entity with which Executive is affiliated to employ, any person who was a full-time executive employee of the Company at the Executive's Date of Termination or six (6) months prior to such date.

               (d) In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 8, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction; it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company.

               (e) If the Executive commits a material breach of the provisions of Section 8, the Company shall be entitled to offset any amounts owed by the Executive to the Company under this Section 8 against any amounts owed by the Company to the Executive under any provision of this Agreement or otherwise.

               (f) The Executive acknowledges and agrees that the provisions of this Section 8 are necessary to protect the business operations and affairs of the Company, and will not restrict the ability of the Executive to secure meaningful employment opportunities following any termination of employment hereunder.

          9. ARBITRATION; ATTORNEYS' FEES. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the State of Connecticut, in accordance with the rules of the Commercial Panel of the American Arbitration Association ("AAA") then in effect, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The costs of the arbitration shall be borne as determined by the arbitrator; PROVIDED, HOWEVER, that if the Company's position is not substantially upheld, as determined by the arbitrator, the reasonable expenses of Executive (including fees and expenses payable to the AAA and the arbitrator, fees and expenses payable to witnesses, including expert witness fees, and expenses payable to attorneys and other professionals, costs in connection with obtaining and presenting evidence and costs of the transcription of the proceedings), as determined by the arbitrator, shall be reimbursed to him by the Company. Nothing in this Section shall limit the right of the Company to seek injunctive relief in any federal or state court or take any other remedial or enforcement measures in any federal or state court in connection with any breach (or alleged breach) by the Executive of Section 8 of this Agreement.

          10. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement (including post-termination payment obligations) shall inure to the benefit of and be enforceable by the Executive's heirs (in the event of Executive's death), and legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors (by operation of law or otherwise) and assigns, and may be assigned by Company in connection with any sale, transfer or other disposition of all or substantially all of its business and assets.

               (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          11.  RENEWAL OF  AGREEMENT.  If, not less than one  hundred and twenty
(120) days prior to the expiration of the Employment Period, the term of employment shall not have been previously terminated pursuant to the provisions of this Agreement (whether as a result of a termination by the Executive for Good Reason or otherwise), then the Employment Period shall be automatically renewed for an additional two (2) year period on the terms and conditions set forth in this Agreement.

          12. INDEMNIFICATION. The Executive shall be entitled throughout the Employment Period in the capacity as an officer or director of the Company or any of its subsidiaries, or as a member of any other governing body or any partnership or joint venture in which the Company has an equity interest (and after the term of employment, to the extent relating to any continued service as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.

          13. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, applicable to agreements made and to be performed entirely within such state. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                   If to the Executive:

                   [To home address as listed in the Company's records]

                   If to the Company:
                   Dictaphone Corporation
                   3191 Broadbridge Avenue
                   Stratford, CT 06614-2559
                   Attention: General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section 13(b). Notices and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law, and the invalid or unenforceable provision shall be deemed to have been redrafted as if in the original, so as to be valid and enforceable to the maximum extent permissible under applicable law.

               (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

               (e) The failure of the Executive or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

               (f) The Executive and the Company acknowledge that this Agreement represents the complete agreement between the parties and supersedes any other agreement (including prior severance agreements) between them concerning the subject matter hereof.

This Agreement may not be modified except by express written agreement between the parties.

               (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

               (h) Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

               (i) The Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

               (j) Neither the Executive, his legal representative nor any beneficiary designated by the Executive shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

Dictaphone Corporation

By: /s/ John H. Duerden
   ________________________________________

Printed Name: John H. Duerden

Title: Chief Executive Officer


/s/ Robert Schwager
___________________________________________
Robert Schwager



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